Exhibit 10.28.1
THIS DEED OF VARIATION is made the       day of            2010
BETWEEN:
(1)	CBAYSYSTEMS HOLDINGS LIMITED, registered in the British Virgin Islands with BC number 1389112, whose registered office is at Appleby Corporate Services (BVI) Ltd, 56 Administration Drive, Wickhams Cay 1, PO Box 3190, Road Town, Tortola, British Virgin Islands (the “Company”); and
(2)	[INSERT NAME] of [insert address] (the “Director”).
WHEREAS:
(A)	The Company and the Director are parties to a letter of appointment dated [insert date] (the “Appointment Letter”), which records the terms on which the Director has been appointed to act as a non-executive director of the Company; and
(B)	The Company and the Director have agreed to vary the Appointment Letter as set out in this Deed.
THIS DEED WITNESSES as follows:
1.	Paragraph 1.7 of the Appointment Letter will be deleted and replaced with the following:
“1.7	If your appointment is terminated by either you or the Company in circumstances other than those referred to in paragraphs 1.2 and 1.4 above, the Company will pay you a pro-rata proportion of your annual fee (as set out in paragraph 2 below) calculated up to the date of termination of your appointment and you agree to accept such payment in full and final settlement of all and any claims arising from your non-executive directorship or its termination.”
2.	The following new paragraph will be inserted into the Appointment Letter as paragraph 1.8:
“1.8	Notwithstanding paragraphs 1.1 to 1.7 above, your appointment is conditional upon your execution of an undated letter in the form attached at Schedule 1. This letter will be held in escrow by the Company and will be dated and effected at the Company’s discretion upon verbal or written notification to you.”
3.	The document attached at Schedule 1 to this letter will be deemed to be attached to the Appointment Letter as Schedule 1.
4.	The following wording will be inserted at the beginning of paragraph 2.1 of the Appointment Letter:
“2.1	Subject to paragraph 1.7 above,”
The remainder of paragraph 2.1 will be unaltered.
5.	For the avoidance of doubt, all other terms of the Appointment Letter will be unaltered and remain in full force and effect.
IN WITNESS WHEREOF this document has been executed as a deed on the day first before written.

EXECUTED as a deed by	)
CBAYSYSTEMS HOLDINGS LIMITED	)

on being signed by:	)	Director

)
and	)

Director/Secretary

SIGNED as a deed by	)
[INSERT NAME]	)

in the presence of:	)

Name of witness:

Signature of witness:

Address of witness:

Occupation of witness:

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Schedule 1
To: The Directors
CBaySystems Holdings Limited (the “Company”)
c/o Appleby Corporate Services (BVI) Ltd
56 Administration Drive
Wickhams Cay 1
PO Box 3190
Road Town, Tortola
British Virgin Islands
[       ] [                      ] 2010
Dear Sirs
I resign as a director of the Company with immediate effect.
I confirm that, except for accrued fees and reasonable expenses (if any) properly due in accordance with the letter of appointment dated [insert date], as amended pursuant to the deed of variation dated [insert date], I have no claims outstanding against the Company or any of its subsidiaries or associated companies (or any of its or their respective officers and employees) in relation to my capacity only as a director but, to the extent that any such claim exists or may exist, and whether or not I am aware of the grounds for bringing it, I irrevocably waive such claim and release the Company and its subsidiaries and associated companies from any liability whatsoever in respect of it. For these purposes, “subsidiary” has the same meaning as in section 1159 of the Companies Act 2006, and “associated company” has the same meaning as in section 435(6) of the Insolvency Act 1986.
IN WITNESS WHEREOF this document has been signed as a deed on the day first before written.

Signed and delivered as a deed by	)
[INSERT NAME]	)

in the presence of:	)

Signature of witness:

Name:

Address:

Occupation:

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